Exhibit 10.9











                                     AMENDED

                              U.S. INDUSTRIES, INC.

                                STOCK OPTION PLAN

                      Initially Effective February 8, 1996

         (Incorporating Amendments Effective on or before June 11, 1998)










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                                TABLE OF CONTENTS
                                -----------------

                                                                          Page

ARTICLE I.        PURPOSE...................................................1

ARTICLE II.       DEFINITIONS...............................................1

ARTICLE III.      ADMINISTRATION............................................5

ARTICLE IV.       SHARE AND OTHER LIMITATIONS...............................7

ARTICLE V.        ELIGIBILITY..............................................11

ARTICLE VI.       EMPLOYEE STOCK OPTION GRANTS.............................11

ARTICLE VII.      RESTRICTED STOCK AWARDS..................................14

ARTICLE VIII.     NON-EMPLOYEE DIRECTOR STOCK AWARDS AND STOCK
                  OPTION GRANTS............................................16

ARTICLE IX.       NON-TRANSFERABILITY......................................21

ARTICLE X.        CHANGE IN CONTROL PROVISIONS.............................22

ARTICLE XI.       TERMINATION OR AMENDMENT OF THE PLAN.....................24

ARTICLE XII.      UNFUNDED PLAN............................................25

ARTICLE XIII.     GENERAL PROVISIONS.......................................25

ARTICLE XIV.      AMENDED EFFECTIVE DATE OF PLAN...........................28

ARTICLE XV.       TERM OF PLAN.............................................28

ARTICLE XVI.      NAME OF PLAN.............................................28



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                          Amended U.S. Industries, Inc.
                                Stock Option Plan


                                   ARTICLE I.

                                    PURPOSE

      The purpose of this Amended U.S. Industries, Inc. Stock Option Plan (the "Plan") is to enhance the profitability and value of U.S. Industries, Inc. for the benefit of its stockholders by enabling the Company (1) to offer key employees of the Company and Designated Subsidiaries, Stock Options and, during the Company's 1995 Fiscal Year, Restricted Stock in the Company, thereby creating a means to raise the level of stock ownership by key employees in order to attract, retain and reward such key employees and strengthen the mutuality of interests between key employees and the Company's stockholders and (2) to pay non-employee directors of the Company their current annual retainer fee in the form of shares of Common Stock, and to make awards and grants of Common Stock and Stock Options to non-employee directors thereby attracting, retaining and rewarding such non-employee directors, and strengthening the mutuality of interests between non-employee directors and the Company's stockholders. The Plan is effective as of the date set forth in Article XIV and is an amendment and restatement of the U.S. Industries, Inc. Stock Option Plan (the "Initial Plan"), which was initially effective April 13, 1995.


                                   ARTICLE II.

                                   DEFINITIONS

      For purposes of this Plan, the following terms shall have the following meanings:

            2.1 "Amended Effective Date" shall mean the effective date of the Plan as defined in Article XIV.

            2.2 "Award" shall mean any award under this Plan of any Stock Option, Restricted Stock or, solely as provided in Article VIII, Common Stock. All Awards, other than Common Stock awarded pursuant to Article VIII, shall be confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

            2.3 "Board" shall mean the Board of Directors of the Company.

            2.4 "Cause" shall mean, with respect to a Participant's Termination of Employment, (1) in the case where there is no employment agreement




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      between the Company or a Designated Subsidiary and the Participant in
      effect at the time of the relevant grant or where there is an employment agreement in effect at such time, but such agreement does not define cause (or words of like import), termination due to a Participant's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of his or her duties for the Company or a Designated Subsidiary; or (2) in the case where there is an employment agreement between the Company or a Designated Subsidiary and the Participant in effect at the time of grant that defines cause (or words of like import), termination that is or would be deemed to be for cause (or words of like import) as defined under such employment agreement at the time of grant. With respect to a Participant's Termination of Directorship, Cause shall mean an act or a failure to act that constitutes "cause" for removal of a director under applicable Delaware law.

            2.5 "Change in Control" shall have the meaning set forth in Article
      X.

            2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended.

            2.7 "Committee" shall mean a committee of the Board appointed from time to time by the Board, which committee shall be intended to consist of two or more non-employee directors, each of whom shall be, to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act as then in effect or any successor provisions ("Rule 16b-3") and for the exceptions for performance based compensation under Section 162(m) of the Code and any regulations thereunder ("Section 162(m) of the Code"), a "non-employee director" as defined in Rule 16b-3 and an "outside director" as defined under Section 162(m) of the Code, except that, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

            2.8 "Common Stock" means the Common Stock, $.01 par value per share, of the Company.

            2.9 "Company" shall mean U.S. Industries, Inc. and any successor by merger, consolidation or otherwise.

            2.10 "Designated Subsidiary" shall mean a subsidiary as defined in
      Section 424(f) of the Code, of the Company which has been designated from time to time by the Board to participate in the Plan.



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            2.11 "Disability" shall mean (1) in the case where there is no employment agreement between the Company or a Designated Subsidiary and the Participant in effect at the time of the relevant grant, or where there is an employment agreement in effect at such time, but such agreement does not define disability, total and permanent disability, as defined in Section 22(e)(3) of the Code; or (2) in the case where there is an employment agreement between the Company or a Designated Subsidiary and the Participant at the time of the relevant grant that defines disability, disability as defined under such employment agreement at the time of grant.

            2.12 "Eligible Employees" shall mean the employees of the Company and the Designated Subsidiaries who are eligible pursuant to Section 5.1 to be granted Awards under this Plan.

            2.13 "Exchange Act" shall mean the Securities Exchange Act of 1934.

            2.14 "Fair Market Value" for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the last sales price reported for the Common Stock on the applicable date, (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not readily tradable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set in good faith by the Committee on the advice of a registered investment adviser (as defined under the Investment Advisers Act of 1940).

            2.15 "Good Reason" shall mean, with respect to a Participant's Termination of Employment, (1) in the case where there is no employment agreement between the Company or a Designated Subsidiary and the Participant in effect at the time of the relevant grant, or where there is an employment agreement in effect at such time, but such agreement does not define good reason (or words of like import), a voluntary termination due to good reason, as the Committee, in its sole discretion, decides to treat as a Good Reason termination; or (2) in the case where there is an employment agreement between the Company or a Designated Subsidiary and the Participant in effect at the time of the relevant grant that defines good reason (or words of like import), a termination due to good reason (or words of like import), as defined in such employment agreement at the time of grant.

            2.16 "1995 Fiscal Year" shall mean the Company's fiscal year ending September 30, 1995.



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            2.17 "Participant" shall mean the following persons to whom an Award has been made pursuant to this Plan: Eligible Employees of the Company and Designated Subsidiaries and non-employee directors of the Company; provided, however, that non-employee directors shall be Participants for purposes of the Plan solely with respect to awards of shares of Common Stock and Stock Options pursuant to Article VIII.

            2.18 "Restricted Stock" shall mean an award of shares of Common Stock under the Plan that is subject to restrictions under Article VII.

            2.19 "Restriction Period" shall have the meaning set forth in Subsection 7.3(a) with respect to Restricted Stock for Eligible Employees.

            2.20 "Retirement" shall mean Termination of Employment without Cause from the Company and/or a Designated Subsidiary by a Participant who has attained (1) at least age sixty-five (65); (2) at least age sixty-two (62) and performed ten (10) or more years of service with the Company (or its predecessors) and/or a Designated Subsidiary; or (3) such earlier date after age fifty-five (55) as approved by the Committee with regard to such Participant.

            2.21 "Stock Option" or "Option" shall mean any Option to purchase shares of Common Stock granted to Eligible Employees pursuant to Article VI and non-employee directors pursuant to Article VIII.

            2.22 "Termination of Directorship" shall mean, with respect to a non-employee director, that the non-employee director has ceased to be a director of the Company.

            2.23 "Termination of Employment" shall mean (1) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its subsidiaries, as defined under Section 424(f) of the Code; or (2) when an entity which is employing a Participant ceases to be a subsidiary, as defined under Section 424(f) of the Code, unless the Participant thereupon becomes employed by the Company or another subsidiary.

            2.24 "Transfer" or "Transferred" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

            2.25 "Withholding Election" shall have the meaning set forth in
Section 13.4.




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                                 ARTICLE III.

                                ADMINISTRATION

      3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

      3.2 Awards. The Committee shall have full authority to grant, pursuant to the terms of this Plan, Stock Options and Restricted Stock to Eligible Employees. Common Stock and Stock Options shall be granted to non-employee directors pursuant to Article VIII. In particular, the Committee shall have the authority:

            (a) to select the Eligible Employees to whom Stock Options and Restricted Stock may from time to time be granted hereunder;

            (b) to determine whether and to what extent Stock Options and Restricted Stock, or any combination thereof, are to be granted hereunder to one or more Eligible Employees;

            (c) to determine the number of shares of Common Stock to be covered by each Award to an Eligible Employee granted hereunder;

            (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder to an Eligible Employee (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Stock Option or Restricted Stock, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

            (e) to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Subsection 6.2(d);

            (f) to determine whether, to what extent and under what circumstances to provide loans (which shall be on a recourse basis and shall bear a reasonable rate of interest) to Eligible Employees in order to purchase shares of Common Stock under the Plan; and

            (g) to determine whether to require an Eligible Employee, as a condition of the granting of an Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Option or as an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option or Award.



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      3.3 Guidelines. Subject to Article XI hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect but only to the extent any such action would be permitted under the applicable provisions of both Rule 16b-3 and
Section 162(m) of the Code. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws. To the extent applicable, this Plan is intended to comply with
Section 162(m) of the Code and the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

      3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

      3.5 Reliance on Counsel. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

      3.6 Procedures. If the Committee is appointed, the Board of Directors shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.



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      3.7   Designation of Consultants/Liability.

            (a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

            (b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Designated Subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.


                                  ARTICLE IV.

                          SHARE AND OTHER LIMITATIONS

      4.1 Shares.

            (a) General Limitation. The aggregate number of shares of Common Stock which may be issued under this Plan or with respect to which other Awards may be granted shall not exceed 8.025 million shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock


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      or Common Stock held in or acquired for the treasury of the Company or both. If, before or after the Amended Effective Date, any Option granted under this Plan shall expire, terminate or be cancelled for any reason without having been exercised in full or if, before or after the Amended Effective Date, the Company repurchases any Option pursuant to Section 6.2(e) or shares of Common Stock issued upon exercise of an Option, the number of unpurchased shares of Common Stock and the repurchased shares of Common Stock shall again be available for the purposes of Awards under the Plan. If any shares of Restricted Stock awarded under this Plan to a Participant are forfeited or repurchased by the Company for any reason, whether before or after the Amended Effective Date, the number of forfeited or repurchased shares of Restricted Stock shall again be available for the purposes of Awards under the Plan.

            (b) Individual Participant Limitations. The maximum number of shares of Common Stock subject to any Option which may be granted under this Plan to each Participant shall not exceed 225,000 shares (subject to any increase or decrease pursuant to Section 4.2) during each fiscal year of the Company during the entire term of the Plan other than the Company's 1995 Fiscal Year. With respect to the Company's 1995 Fiscal Year, the maximum number of shares of Common Stock subject to any Option which may be granted under this Plan during such fiscal year to each Participant shall not exceed 1.2 million shares (subject to any increase or decrease pursuant to Section 4.2). The maximum number of shares of Restricted Stock which may be granted under this Plan to each Participant shall not exceed 510,000 shares (subject to any increase or decrease pursuant to Section 4.2) for the Company's 1995 Fiscal Year. No awards of Restricted Stock may be granted under this Plan after the Company's 1995 Fiscal Year. To the extent that shares of Common Stock for which Options are permitted to be granted to a Participant pursuant to Section 4.1(b) during a fiscal year are not covered by a grant of an Option to a Participant issued in such fiscal year (other than with respect to the 1995 Fiscal Year) such shares of Common Stock shall automatically increase the number of shares available for grant of Options to such Participant in the subsequent fiscal years during the term of the Plan. To the extent that shares of Common Stock for which Options are permitted to be granted to a Participant pursuant to Section 4.1(b) during the 1995 Fiscal Year are not covered by a grant of an Option issued in the 1995 Fiscal Year, such shares of Common Stock shall not be available for grant or issuance to the Participant in any subsequent fiscal year during the term of the Plan for a grant of Options.

            (c) Additional Limitation. Notwithstanding the foregoing, no Awards may be granted hereunder if such grant would cause the number of shares of Common Stock which are (i) granted under this Plan and subject to a Restriction Period, (ii) granted under the U.S. Industries, Inc. Restricted Stock Plan and subject to a Vesting Period (as defined in the U.S. Industries, Inc. Restricted Stock Plan) or, (iii) in the case of an Option granted under this Plan, may be acquired pursuant to an exercise of such Option, to exceed 9.9 percent of the total number of shares of Common Stock issued and outstanding (assuming full dilution for all other outstanding Awards and other



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      equity convertible into Common Stock, including, without limitation warrants), determined as of the close of the most recent fiscal quarter of the Company, in accordance with generally accepted accounting principles.

      4.2   Changes.

            (a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or Designated Subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or Designated Subsidiaries, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

            (b) In the event of any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock of capital stock other than Common Stock, reclassification of its capital stock, issuance of warrants or options to purchase any Common Stock or securities convertible into Common Stock, or any similar change affecting the Company's capital structure or business, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Option granted under this Plan and the purchase price thereof, the number and kind of shares subject to awards of Restricted Stock granted under this Plan and the number of shares of Common Stock to be awarded pursuant to Article VIII hereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

            (c) Fractional shares of Common Stock resulting from any adjustment in Options pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan. In the case of other Awards, fractional shares resulting from adjustment pursuant to Sections 4.2(a) or (b) shall be awarded under the Plan pursuant to the terms of the Plan.



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            (d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), then the Committee may, in its sole discretion, terminate all outstanding Options of Eligible Employees, effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty
      (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Options that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Option) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

            Notwithstanding the foregoing, at the discretion of the Committee, the provisions contained in this subsection shall be adjusted as they apply to Options granted to Eligible Employees within six (6) months before the occurrence of an Acquisition Event if the holder of such Award is subject to the reporting requirements of Section 16(a) of the Exchange Act in such manner as determined by the Committee, including without limitation, terminating Options at specific dates after the Acquisition Event, in order to give the holder the benefit of the Option. If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Options pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

            (e) Upon consummation of the mergers (the "Mergers") contemplated by the Agreement and Plan of Merger dated February 16, 1998, as amended, among U.S. Industries, Inc., USI, Inc., Blue Merger Corp., Zoro Merger Corp., and Zurn Industries, Inc. (the "Merger Agreement") the Plan shall be assumed by USI, Inc. ("New USI") and upon the assumption of this Plan by New USI: (i) Common Stock as used in this Plan shall mean the Common Stock, $.01 par value per share, of New USI, (ii) the Board shall mean the Board of New USI, and (iii) each share of Company Common Stock awarded pursuant to this Plan shall automatically be converted into shares of New USI Common Stock in accordance with Section 2.8 of the Merger Agreement.

      4.3 Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than par value.




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                                  ARTICLE V.

                                  ELIGIBILITY

      5.1 Senior officers, senior management and key employees of the Company and its Designated Subsidiaries are eligible to be granted Options and Restricted Stock under this Plan.
Eligibility under this Plan shall be determined by the Committee.

      5.2 Non-employee directors are eligible to receive an award of shares of Common Stock and a grant of Stock Options in accordance with Article VIII of the Plan.


                                  ARTICLE VI.

                         EMPLOYEE STOCK OPTION GRANTS

      6.1 Options. Stock Options granted hereunder shall be non-qualified Options and are not intended to be Incentive Stock Options that satisfy the requirements of Section 422 of the Code. The terms of this Article VI shall apply only to Options granted to Eligible Employees.

      6.2 Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions, and, shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

            (a) Option Price. The purchase price of shares subject to a non-qualified Stock Option shall be determined by the Committee but shall not be less than the par value of the shares of Common Stock.

            (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

            (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, the Committee may waive the installment exercise provisions or accelerate the time at which Options may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.




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



            (d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form, or such other arrangement for the satisfaction of the purchase price, as the Committee may accept. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or Restricted Stock based in each case on the Fair Market Value of the Stock on the payment date as determined by the Committee (without regard to any forfeiture restrictions applicable to such Restricted Stock). No shares of Common Stock shall be issued until payment, as provided herein, therefor has been made or provided for. If payment in full or in part has been made in the form of Restricted Stock an equivalent number of shares of Common Stock issued on exercise of the Option shall be subject to the same restrictions and conditions, during the remainder of the Restriction Period applicable to the Restricted Stock surrendered therefor.

            (e) Buy Out and Settlement Provisions. The Committee may at any time on behalf of the Company offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

            (f) Form, Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of agreement as is approved by the Committee, and the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, on or after September 1, 1995, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option, provided that the foregoing shall not apply to adjustments or substitutions in accordance with Section 4.2 of the Plan.

            (g) Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate including, without limitation, permitting "reloads" such that the same number of Options are granted as the number of Options exercised, shares used to pay for the exercise price of Options or shares used to pay withholding taxes ("Reloads"). With respect to Reloads, the exercise price of the new Stock Option shall be the Fair Market Value on the date of the "reload" and the term of the Stock

      Option shall be the same as the remaining term of the Options that are exercised, if applicable, or such other exercise price and term as determined by the Committee.

      6.3 Termination of Employment. The following rules apply with regard to Options upon the Termination of Employment of a Participant:

            (a) Termination by Reason of Death. If a Participant's Termination of Employment is by reason of death, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant's estate are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's death, by the legal representative of the estate, at any time within a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

            (b) Termination by Reason of Disability. If a Participant's Termination of Employment is by reason of Disability, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's termination, by the Participant (or the legal representative of the Participant's estate if the Participant dies after termination) at any time within a period of one (1) year from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

            (c) Termination by Reason of Retirement. If a Participant's Termination of Employment is by reason of Retirement, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant, or, if no rights of the Participant are reduced, thereafter, shall be fully vested and may thereafter be exercised by the Participant at any time within a period of one (1) year from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve (12) months (or such other period as the Committee may specify at grant or, if no rights of the Participant's estate are reduced, thereafter) from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

            (d) Involuntary Termination Without Cause or Termination for Good Reason. If a Participant's Termination of Employment is by involuntary termination without Cause or for Good Reason, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of ninety (90) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

            (e) Termination Without Good Reason. If a Participant's Termination of Employment is voluntary but without Good Reason and occurs prior to, or more than ninety (90) days after, the occurrence of an event which would be grounds for Termination of Employment by the Company for Cause (without regard to any notice or cure period requirements), any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of thirty (30) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

            (f) Other Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, if a Participant's Termination of Employment is for any reason other than death, Disability, Retirement, Good Reason, involuntary termination without Cause or voluntary termination as provided in subsection (e) above, any Stock Option held by such Participant shall thereupon terminate and expire as of the date of termination, provided that (unless the Committee determines a different period upon grant or, if, no rights of the Participant are reduced, thereafter) in the event the termination is for Cause or is a voluntary termination without Good Reason within ninety
      (90) days after occurrence of an event which would be grounds for Termination of Employment by the Company for Cause (without regard to any notice or cure period requirement), any Stock Option held by the Participant at the time of occurrence of the event which would be grounds for Termination of Employment by the Company for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for Termination of Employment by the Company for Cause.


                                 ARTICLE VII.

                            RESTRICTED STOCK AWARDS

      7.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued to Eligible Employees either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient (subject to Section 7.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. Notwithstanding anything herein to the contrary, no awards of Restricted Stock may be granted under the Plan after the Company's 1995 Fiscal Year.

      7.2 Awards and Certificates. The prospective Participant selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Restricted Stock Award agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

            (a) Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

            (b) Acceptance. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the Award date, by executing a Restricted Stock Award agreement and by paying whatever price (if any) the Committee has designated thereunder.

            (c) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of a Restricted Stock Award. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

            "The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the U.S. Industries, Inc. (the "Company") Stock Option Plan and an Agreement entered into between the registered owner and the Company dated . Copies of such Plan and Agreement are on file at the principal office of the Company."

            (d) Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

      7.3 Restrictions and Conditions on Restricted Stock Awards. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to Article IX and the following restrictions and conditions:

            (a) Restriction Period; Vesting and Acceleration of Vesting. The Restricted Stock awarded under this Plan shall be subject to forfeiture (or, if a purchase price had been paid pursuant to Section 7.2(a) above, repurchase for the purchase price) during a period set by the Committee commencing with the date of such Award (the "Restriction Period") as set forth in the Restricted Stock Award agreement and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, performance and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of such Award.

            (b) Rights as a Stockholder. Except as provided in this subsection
      (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends and the right to vote or tender such shares. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred.

            (c) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law.

      7.4 Termination of Employment for Restricted Stock. Subject to the applicable provisions of the Restricted Stock Award agreement and this Plan, upon a Participant's Termination of Employment for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.


                                 ARTICLE VIII.

          NON-EMPLOYEE DIRECTOR STOCK AWARDS AND STOCK OPTION GRANTS

      8.1 Common Stock Award for Non-Employee Directors. An award of shares of Common Stock shall be made under this Plan to each non-employee director of the Company. Except with respect to such award of shares of Common Stock and Stock Options granted pursuant to this Article VIII, no other Award under the Plan shall be made available to or granted to non-employee directors of the Company. Notwithstanding anything contained herein to the contrary, the following provisions shall apply to the award of shares of Common Stock to non-employee directors of the Company:

            (a) Initial Award. A non-employee director of the Company shall receive an award of 1,500 shares of Common Stock upon the later of (i) the date the non-employee director begins service as a non-employee director on the Board (even if previously an employee director); or (ii) five (5) business days after the Common Stock opens for regular trading on a national securities exchange.

            (b) Annual Awards. On the first business day of each calendar quarter in each fiscal year of the Company commencing with the first calendar quarter after the Amended Effective Date of the Plan, each non-employee director who is a director of the Company on such date shall receive an award of Common Stock pursuant to the Plan calculated by dividing $6,250 by the Fair Market Value of the Common Stock on the first business day of the fiscal year. In the event that such quotient is other than a whole number of Common Stock, the value of the fractional Common Stock shall be paid to the non-employee director in cash.

            (c) Special Back Annual Award. On the Amended Effective Date of the Plan, each non-employee director shall receive an award of Common Stock pursuant to the Plan, calculated by dividing $8,334 by the Fair Market Value of the Common Stock on September 29, 1995 plus an award of Common Stock pursuant to the Plan calculated by dividing $12,500 by the Fair Market Value of the Common Stock on October 2, 1995.

            (d) Purchase Price. Subject to Section 4.3, the purchase price of a share of Common Stock shall be zero to the extent permitted by applicable law and, to the extent not so permitted, such purchase price shall be par value.

            (e) Legend. Each non-employee director receiving shares of Common Stock under this Article VIII shall be issued a stock certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such non-employee director, and shall bear an appropriate legend, to the extent required by applicable law as the Company may determine upon advice of counsel, referring to the legal restrictions applicable to such shares. An award of shares of Common Stock shall be subject to the requirements of Section 13.1.

      8.2 Stock Options. The terms of this Section 8.2 shall apply only to Options granted to non-employee directors.

            (a) Without further action by the Board or the stockholders of the Company, each non-employee director shall:

                  (i) subject to the terms of the Plan, be granted Options to purchase 7,500 shares of Common Stock upon the later of (1) the date the non-employee director begins service as a director on the Board (even if previously an employee director); or (2) the Amended Effective Date of the Plan as defined in Article XIV hereof; provided that if such date in any year is a date on which the New York Stock Exchange is not open for trading, the grant shall be made on the first day thereafter on which the New York Stock Exchange is open for trading;

                  (ii) subject to the terms of the Plan, on each Annual Date of
            Grant (as hereinafter defined) be automatically granted Options to purchase 3,750 shares of Common Stock (provided that the annual grant to be made on June 1, 1996 and June 1, 1997 shall each be for 1000 shares of Common Stock);

                  (iii) subject to the terms of the Plan, on December 3, 1996 be automatically granted Options to purchase 1,250 shares of Common Stock;

                  (iv) subject to the terms of the Plan, on June 1, 1997 be
            automatically granted Options to purchase an additional 250 shares of Common Stock; and

                  (v) notwithstanding the foregoing provisions of Sections
            8.2(a)(i) through (a)(iv), no such Option shall be granted if on the date of grant the Company has liquidated, dissolved or merged or consolidated with another entity in such a manner that it is not the surviving entity (unless the Plan has been assumed by such surviving entity with regard to future grants).

            (b) Annual Date of Grant. Annual grants shall be made initially on June 1, 1996 (the "Initial Grant Date") and on June 1, 1997. Thereafter, annual grants shall be made on October 1, 1997 and each anniversary thereof (the Initial Grant Date, June 1, 1997, October 1, 1997 and each anniversary of October 1, 1997 being referred to as an "Annual Date of Grant"); provided that if such date in any year is a date on which the New York Stock Exchange is not open for trading, the grant shall be made on the first day thereafter on which the New York Stock Exchange is open for trading and, further provided that if the grants would violate the limitation set forth in Section 4.1(c), such grants shall be proportionately reduced to an amount that would not violate such limitation and, subject to the next sentence, an additional make-up grant shall be made on the first day of the first month commencing at least twenty (20) days after such limitation is no longer exceeded. Such make-up grant shall be made only to each non-employee director who is still a director of the Company and shall be made only in the amount of the prior reduction. The date of the make-up grant shall be considered an Annual Grant Date for all purposes other than the amount of Options to be issued. Notwithstanding the foregoing, in the event no Fair Market Value can be determined pursuant to the provisions hereof (without regard to the last sentence of Section 2.13), no annual grant shall be made for such fiscal year.

            (c) Option Agreement. Stock Options granted under this Section 8.2 shall be non-qualified Options. Such Options shall be evidenced by Option agreements in substantially the form annexed hereto as Exhibit A.

            (d) Terms of Options:

                  (i) Option Price. The purchase price per share ("Purchase
            Price") deliverable upon the exercise of an Option shall be 100% of the Fair Market Value of such Common Stock at the time of the grant of the Option, or the par value of the Common Stock, whichever is greater.

                  (ii) Exercisability. Except as otherwise provided herein, each
            Option granted under this Plan shall be exercisable on or after six
            (6) months and one (1) day after the date of grant.

                  (iii) Method for Exercise. A non-employee director electing to exercise one or more Options shall give written notice to the Company of such election and of the number of Options he or she has elected to exercise. Common Stock purchased pursuant to the exercise of Options shall be paid for at the time of exercise in cash or by delivery of unencumbered Common Stock owned by the non-employee director for at least six (6) months (or such longer period as required by applicable accounting standards to avoid a charge to earnings) or a combination thereof.

            (e) Expiration. Except as otherwise provided herein, if not previously exercised each Option shall expire upon the tenth anniversary of the date of the grant thereof.

            (f) The following rules apply with regard to Options upon a Termination of Directorship:

                  (i) Death, Disability or Otherwise Ceasing to be a Director
            Other than for Cause. Except as otherwise provided herein, upon the Termination of Directorship, on account of Disability, death, resignation, failure to stand for reelection or failure to be reelected or otherwise other than as set forth in (ii) below, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Directorship shall remain exercisable, to the extent exercisable at the Termination of Directorship, by the Participant or, in the case of death, by the Participant's estate or by the person given authority to exercise such Options by his or her will or by operation of law, for a three
            (3) year period commencing on the date of the Termination of Directorship, provided that such three (3) year period shall not extend beyond the stated term of such Options.

                  (ii) Cause. Upon removal, failure to stand for reelection or failure to be renominated for Cause, or if the Company obtains or discovers information after Termination of Directorship that such Participant had engaged in conduct that would have justified a removal for Cause during such directorship, all outstanding Options of such Participant shall immediately terminate and shall be null and void.

                  (iii) Acceleration of Exercisability Upon Death. All Options
            granted and not previously exercisable shall become fully exercisable immediately upon a Termination of Directorship due to death.

                  (iv) Cancellation of Options. Except as otherwise provided herein, no Options that were not exercisable during the period such person serves as a director shall thereafter become exercisable upon a Termination of Directorship for any reason or no reason whatsoever, and such Options shall terminate and become null and void upon a Termination of Directorship.

      8.3 Changes. (i) The Awards to a non-employee director shall be subject to Sections 4.2(a), (b) and (c) of the Plan and this Section 8.3, but shall not be subject to Section 4.2(d).

                  (ii) If the Company shall not be the surviving corporation in any merger or consolidation, or if the Company is to be dissolved or liquidated, then, unless the surviving corporation assumes the Options or substitutes new Options which are determined by the Board in its sole discretion to be substantially similar in nature and equivalent in terms and value for Options then outstanding, upon the effective date of such merger, consolidation, liquidation or dissolution, any unexercised Options shall expire without additional compensation to the holder thereof; provided, that, the Committee shall deliver notice to each non-employee director at least twenty
            (20) days prior to the date of consummation of such merger, consolidation, dissolution or liquidation which would result in the expiration of the Options and during the period from the date on which such notice of termination is delivered to the consummation of the merger, consolidation, dissolution or liquidation, such Participant shall have the right to exercise in full effective as of such consummation all the Options that are then outstanding (without regard to limitations on exercise otherwise contained in the Options other than the requirements of Article XIV) but contingent on occurrence of the merger, consolidation, dissolution or liquidation, and, provided that, if the contemplated transaction does not take place within a ninety (90) day period after giving such notice for any reason whatsoever, the notice, accelerated vesting and exercise shall be null and void and, if and when appropriate, new notice shall be given as aforesaid. Notwithstanding the foregoing, the Options held by persons subject to Section 16(b) of the Exchange Act that would not have vested under the Plan except pursuant to Section 10.1(a)
            prior to the effective date of such merger, consolidation, liquidation or dissolution shall not expire on such date if vesting or exercise on such date would result in the loss of Rule 16b-3 protection with regard to such Option; but shall expire thirty (30) days after they would have otherwise vested under the Plan and shall after the effective date of such merger, consolidation, liquidation or dissolution represent only the right to receive the number and kind of shares of capital stock or other property to which the Participant would have been entitled if immediately prior to the effective date of such merger, consolidation, liquidation or dissolution the Participant had been the holder of record of the number of shares as to which such Option was then exercisable.

      8.4 Non-Employee Director Status. Notwithstanding anything contained herein to the contrary, neither the Board, the Committee nor any person designated to assist the Board or the Committee in the administration of the Plan may take any action which would cause any non-employee director of the Company to cease to be a "non-employee director" for purposes of Rule 16b-3 with regard to this Plan or any other stock option or other equity plan of the Company. In particular, to the extent required as aforesaid, neither the Board nor the Committee shall have any discretion as to:

                  (i) the selection of non-employee directors who are eligible to receive awards of Common Stock or Stock Options; or

                  (ii) the number of shares of Common Stock or Stock Options awarded to any non-employee director.


                                  ARTICLE IX.

                              NON-TRANSFERABILITY

      No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. Shares of Restricted Stock under Article VII may not be Transferred prior to the date on which shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that an Award that is otherwise not Transferable pursuant to this Article IX is Transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.

                                  ARTICLE X.

                         CHANGE IN CONTROL PROVISIONS

      10.1 Benefits. In the event of a Change in Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of an Award, the Participant shall be entitled to the following benefits:

            (a) Subject to paragraph (c) below with regard to Options granted to Eligible Employees, all outstanding Stock Options of such Participant (whether an Eligible Employee or non-employee director) granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety. The Committee, in its sole discretion, may, subject to
      Section 8.4, provide for the purchase of any such Stock Options by the Company or Designated Subsidiary for an amount of cash equal to the excess of the Change in Control price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options. For purposes of this Section 10.1, Change in Control price shall mean the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (ii) the highest Fair Market Value per share of Common Stock at any time during the sixty (60) day period preceding a Change in Control.

            (b) The restrictions to which any shares of Restricted Stock of such Participant granted prior to the Change in Control are subject shall lapse as if the applicable Restriction Period had ended upon such Change in Control.

            (c) Notwithstanding anything to the contrary herein, unless the Committee provides otherwise, at the time an Option is granted to an Eligible Employee hereunder, no acceleration of exercisability shall occur with respect to such Option if the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that the Options shall be honored or assumed, or new rights substituted therefor (each such honored, assumed or substituted option hereinafter called an "Alternative Option"), by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Option must meet the following criteria:

            (i) the Alternative Option must be based on stock which is traded on an established securities market, or which will be so traded within thirty
      (30) days of the Change in Control;

            (ii) the Alternative Option must provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise schedule; and

            (iii) the Alternative Option must have economic value substantially equivalent to the value of such Option (determined at the time of the Change in Control).

      10.2 Change in Control. A "Change in Control" shall be deemed to have occurred upon:

            (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), is or becomes the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

            (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this section) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

            (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

            (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale, including, but not limited to any entity which is, directly or indirectly, owned (based on



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



      normal issue voting interests or capital interests) after completion of the transaction at least fifty percent (50%) by the ultimate shareholders of the Company.


                                  ARTICLE XI.

                     TERMINATION OR AMENDMENT OF THE PLAN

      11.1 Termination or Amendment. Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIII), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company in accordance with the laws of the state of Delaware, to the extent required by the applicable provisions of
Section 162(m) of the Code no amendment may be made which would (i) increase the maximum individual Participant limitations under Section 4.1(b); (ii) change the classification of employees eligible to receive Awards under this Plan; (iii) extend the maximum option period under Section 6.2; or (iv) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company.

      Except with respect to the award of Common Stock and Options to non-employee directors under Article VIII, the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to
Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.

      With respect to the award of shares of Common Stock and Options to non-employee directors under Article VIII hereof, the Board may at any time or from time to time, subject to Section 8.4 and this Section 11.1, amend the Plan to effect any amendment deemed appropriate.




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



                                 ARTICLE XII.

                                 UNFUNDED PLAN

      12.1 Unfunded Status of Plan. This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


                                 ARTICLE XIII.

                              GENERAL PROVISIONS

      13.1 Legend. The Committee may require each person receiving shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

      All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities association system upon whose system the Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      13.2 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

      13.3 No Right to Employment/Directorship. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any subsidiary, nor shall they be a limitation in any way on the right of the Company or any subsidiary by which an employee is employed to terminate his employment at any time. Neither this Plan nor the grant of any Award hereunder shall impose any obligations on the Company to retain any Participant as a director nor shall it impose on the part of any Participant to remain as a director of the Company.

      13.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery



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



of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock or upon making an election under Code Section 83(b), a Participant shall pay all required withholding to the Company.

      The Committee may permit any such statutory withholding obligation with regard to any Eligible Employee to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.

      13.5  Listing and Other Conditions.

            (a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

            (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

            (c) Upon termination of any period of suspension under this Section 13.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

      13.6 Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

      13.7 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.



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



      13.8 Other Benefits. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

      13.9 Costs. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

      13.10 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

      13.11 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Option. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

      13.12 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

      13.13 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

      13.14 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.





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



                                 ARTICLE XIV.

                        AMENDED EFFECTIVE DATE OF PLAN

      The U.S. Industries, Inc. Stock Option Plan initially became effective on April 13, 1995 and the Plan initially became effective on February 8, 1996. The Plan was restated effective December 3, 1996 and February 3, 1997. This restatement incorporates amendments effective on or before June 11, 1998 which reflect, among other things, the consummation of the Mergers and the 3 for 2 stock split of the Company's Common Stock in the form of a 50% stock dividend which was paid on September 23, 1997 and certain other amendments made as part of this restatement.


                                  ARTICLE XV.

                                 TERM OF PLAN

      No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Initial Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.


                                 ARTICLE XVI.

                                 NAME OF PLAN

      This Plan shall be known as the "Amended U.S. Industries, Inc. Stock Option Plan."















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